Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44500, File No. 333-136828, File No. 333-151504, File No. 333-166495, File No. 333-173793, and File No. 333-217652 and File No. 333-237947) of Clearfield, Inc. of our report dated November 12, 2020, relating to the financial statements, which appears in this annual report on Form 10-K for the year ended September 30, 2020.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 12, 2020